UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant   ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Elizabeth Arden, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ELIZABETH ARDEN CUSTOMER LETTER

June X, 2016

X

Dear Client,

By now you must have learned the exciting news we announced in a press release last Thursday: Revlon Inc. intends to purchase Elizabeth Arden Inc.

We believe that this transaction will create a leading global beauty competitor, leveraging the talent from within both organizations. The combination of Revlon and Elizabeth Arden will generate efficiencies that will allow us to serve you, as well as the ultimate consumer, better. Our combined brand portfolio presents great opportunities to bring all the brands to new heights. We expect that this transaction will close by the end of 2016.

After the transaction is completed, we will be finalizing our new organizational structure, but rest assured that it is our goal to ensure complete continuity with respect to our customer relationships and the marketing and creative aspects of our business. In particular, we can assure you that the brands Elizabeth Arden, Juicy Couture and John Varvatos will be sold exclusively in a Prestige and Selective distribution as before.

It is important to note that the news generated by the acquisition of Elizabeth Arden will likely lead to an increased interest from the media and other third parties. We would appreciate if you maintain discretion about the details of our business relationship and do not share any confidential information outside of both our teams.

We thank you for your continued support. If you have any questions during the transaction period, please contact X.

Again we are very excited about this announcement and look forward to making our brand portfolio even more important to your consumers.

Sincerely,

X

Additional Information and Where to Find It

Elizabeth Arden, Inc. (the “Company”) plans to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the special meeting of the Company’s stockholders to be held in connection with the transaction (the “Special Meeting”). Promptly after filing its Proxy Statement in definitive form with the SEC, the Company will mail the Proxy Statement to each stockholder entitled to vote at the Special Meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the Proxy Statement and any other documents filed by the Company with the SEC in connection with the Special Meeting at the SEC’s website (http://www.sec.gov) or by contacting the investor relations department of the Company at 203-682-8200.

Participants in the Solicitation

The Company, its directors and certain executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction. Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, together with information regarding Revlon, Inc. (“Revlon”) or any Revlon director or executive officer to the extent they may be deemed participants in the solicitation, will be included in the Proxy Statement and other relevant documents to be filed with the SEC in connection with the Special Meeting. Information relating to the foregoing can also be found in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, and in any subsequent Statements of Change in Ownership on Form 4 filed by such individuals with the SEC.